UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2022

Forestar Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33662	26-1336998
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2221 E. Lamar, Blvd., Suite 790, Arlington, Texas 76006
(Address of principal executive offices)

Registrant’s telephone number, including area code: (817) 769-1860

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $1.00 per share	FOR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Effective October 28, 2022, Forestar Group Inc. (the “Borrower”) and JPMorgan Chase Bank, N.A., as administrative agent (“JPMorgan” or “Administrative Agent”) and the Lenders entered into Amendment No. 3 (the “Amendment No. 3”) to the Credit Agreement dated as of August 16, 2018 as amended prior to the date hereof (as so amended, the “Credit Agreement”).

Pursuant to the terms of Amendment No. 3, the Administrative Agent and the Lenders party thereto agreed to extend the Revolving Credit Facility Termination Date to October 28, 2026 and replace the LIBOR-based interest rate applicable to borrowings under the Credit Agreement with SOFR-based interest rates, subject to adjustment as specified in Amendment No. 3.

The description and terms of Amendment No. 3 provided herein are qualified in their entirety by reference to the full and complete terms contained in Amendment No. 3, which is attached to this Form 8-K as Exhibit 10.1 and incorporated by reference herein. Capitalized terms not defined herein are defined in Amendment No. 3 or as provided therein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

All the information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit

10.1	Amendment No. 3 to Credit Agreement, dated October 28, 2022 by and among Forestar Group Inc., JPMorgan Chase Bank, N.A., as administrative agent, and the Lenders named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forestar Group Inc.

Date: November 1, 2022	By:	/S/ James D. Allen
James D. Allen
Executive Vice President, Chief Financial Officer & Treasurer

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